UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

B. Riley Financial, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of principal executive offices) (Zip Code)

Telephone: (818) 884-3737
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2019, B. Riley FBR, Inc., a subsidiary of B. Riley Financial, Inc. (together with its affiliates, “B. Riley”), agreed to provide Babcock & Wilcox, Inc., a Delaware corporation (“B&W”), with (i) $150.0 million in additional commitments under Tranche A-3 of last out term loans and (ii) an incremental uncommitted facility of up to $15.0 million pursuant to Amendment No. 16 (the “Amendment”), to B&W’s Credit Agreement, dated May 11, 2015 (as amended to date, the “Credit Agreement”), with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto. B. Riley and Vintage Capital Management, LLC (“Vintage Capital”) are each lenders with respect to B&W’s last out term loans under the Credit Agreement. Additionally, Kenneth Young, the President of B. Riley Financial, Inc., is the Chief Executive Officer of B&W.

In connection with the provisions of the Tranche A-3 last out term loans, B&W, B. Riley and Vintage Capital entered into a letter agreement (the “Letter Agreement”) on April 5, 2019, pursuant to which the parties agreed to use their reasonable best efforts to effect a series of equitization transactions for a portion of the last out term loans extended under the Credit Agreement, subject to, among other things, approval by B&W’s shareholders. These transactions (the “Equitization Transactions”) consist of: (i) a $50.0 million a rights offering (the “Rights Offering”) allowing B&W’s shareholders to subscribe for shares of B&W’s Common Stock at a price of $0.30 per share (the “Subscription Price”), the proceeds of which will be used to prepay a portion of the last out term loans under the Credit Agreement, (ii) the exchange of Tranche A-1 last out term loans under the Credit Agreement for shares of B&W’s Common Stock at a price per share equal to the Subscription Price (the “Debt Exchange”), and (iii) the issuance to B. Riley or its designees of an aggregate of 16,667,667 warrants, each to purchase one share of B&W’s Common Stock at an exercise price of $0.01 per share (the “Warrant Issuance”). B. Riley will use its reasonable best efforts to act as a backstop for the Rights Offering to the extent the Rights Offering is not fully subscribed, by exchanging last out term loans that it holds for any unsubscribed shares in the offering at a price per share equal to the Subscription Price (the “Backstop Commitment”). The issuance of any shares of B&W’s Common Stock (or other securities) in connection with the Equitization Transactions is subject to the receipt of all required shareholder approvals, and no shares of B&W’s Common Stock (or other securities) will be issued before such approvals have been obtained.

Pursuant to the Letter Agreement, B&W has committed to seek shareholder approval of the following actions, among others, at its upcoming 2019 annual meeting of shareholders (the “Annual Meeting”): (1) an increase in the authorized number of shares of Common Stock to at least 500.0 million shares, (2) the Equitization Transactions, to the extent approval is required under applicable laws and listing standards, (3) a waiver of corporate opportunities with respect to directors nominated by B. Riley and Vintage Capital to the fullest extent provided by law, and (4) a 1:10 reverse stock split to occur immediately after the closing of the Equitization Transactions.

The parties to the Letter Agreement have also agreed to negotiate one or more agreements that will provide B. Riley and Vintage Capital with certain governance rights, including (i) the right for B. Riley and Vintage Capital to each nominate up to three individuals to serve on B&W’s board of directors (the “B&W Board”), subject to certain continued lending and equity ownership thresholds and (ii) pre-emptive rights permitting B. Riley to participate in future issuances of B&W’s equity securities. The size of the B&W Board will remain at seven directors.

In connection with the Letter Agreement, B&W has also committed, subject to shareholder approval and in consultation with B. Riley and Vintage Capital, to establish an equity pool of 16,666,666 shares of B&W’s Common Stock for issuance to B&W’s management, upon such terms (including any vesting period or performance targets), in such amounts and forms of awards as the Compensation Committee of the Board determines.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2019, B. Riley Financial, Inc. (the “Company”), and certain of its subsidiaries, entered into amendments (the “Amendments”) to those certain employment agreements (the “Employment Agreements”) (i) dated January 1, 2018, by and between the Company and each of Bryant R. Riley, Thomas J. Kelleher, Phillip J. Ahn and Alan N. Forman, (ii) dated January 1, 2018, by and between Great American Group, LLC, a subsidiary of the Company, and Andrew Gumaer, (iii) dated July 10, 2018, by and between the Company and Kennth M. Young, and (iv) dated July 10, 2018, by and between B. Riley FBR, Inc., a subsidiary of the Company, and Andrew Moore.

The Amendments entered into with each of Mr. Riley, Mr. Kelleher, Mr. Ahn, Mr. Forman, Mr. Gumaer, Mr. Young and Mr. Moore amended the Employment Agreements, effective as of April 3, 2019, to remove a change of control as an event constituting good reason to terminate the Employment Agreements, which eliminates “single trigger” severange payments upon a change of control from each of the Employment Agreements.

The foregoing description of the Amendments do not purport to be complete and are qualified in their entirety by reference to the Amendments attached hereto as Exhibits 10.1–10.7 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 3, 2019, the Board of Directors (the “Board”) of the Company, after consideration of a now-withdrawn proposal submitted by a stockholder of the Company, approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”) to implement majority voting in director elections. Under the Bylaw Amendment, a director nominee shall be elected if the nominee receives a majority of votes cast with respect to that nominee’s election, except that in a contested election, directors will be elected by plurality vote. For purposes of these provisions, a “contested election” shall mean an election in which the number of nominees for director exceeds the number of directors to be elected. Additionally, a “majority of votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” a director’s election. Prior to the Bylaw Amendment, directors were elected by a plurality vote in all cases.

In connection with the Bylaw Amendment, the Company also adopted a Director Resignation Policy (the “Director Resignation Policy”) that requires any incumbent director nominee who receives more votes "against" his or her election than votes "for" his or her election in an uncontested election to immediately tender his or her resignation to the Board, subject to the Board’s acceptance of the resignation. The Corporate Governance Committee of the Board will consider the director’s offer of resignation and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the director election results. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

The foregoing descriptions of the Bylaw Amendment and the Director Resignation Policy do not purport to be complete and are qualified in their entirety by reference to the Bylaw Amendment attached hereto as Exhibit 3.1 and incorporated by reference herein, and to the Director Resignation Policy, which is made available on the Company’s website at http://ir.brileyfin.com under the Governance section of our website. Except to the extent explicitly stated herein, the information on the Company’s website is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of B. Riley Financial, Inc., dated April 3 2019.

10.1	Amendment No. 2 to Employment Agreement dated April 3, 2019, by and between the registrant and Bryant R. Riley

10.2	Amendment No. 2 to Employment Agreement dated April 3, 2019, by and between the registrant and Thomas J. Kelleher

10.3	Amendment No. 1 to Employment Agreement dated April 3, 2019, by and between the registrant and Phillip J. Ahn

10.4	Amendment No. 1 to Employment Agreement dated April 3, 2019, by and between the registrant and Alan N. Forman

10.5	Amendment No. 1 to Employment Agreement dated April 3, 2019, by and between Great American Group, LLC and Andrew Gumaer

10.6	Amendment No. 2 to Employment Agreement dated April 3, 2019, by and between the registrant and Kenneth M. Young

10.7	Amendment No. 1 to Employment Agreement dated April 3, 2019, by and between B. Riley FBR, Inc. and Andrew Moore

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and Chief Operating Officer